Exhibit 5.1

Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 +1.713.220.4200 Phone +1.713.220.4285 Fax andrewskurth.com

                         , 2015

Noble Midstream Partners LP

1001 Noble Energy Way

Houston, Texas 77070

Re:	Noble Midstream Partners LP Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Noble Midstream Partners LP, a Delaware limited partnership (the “Partnership”), in connection with the preparation and filing of its Registration Statement on Form S-1 (Registration No. 333-            ), as amended and as may be subsequently amended (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the sale by the Partnership of up to                  common units representing limited partner interests of the Partnership (the “Units”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Limited Partnership of the Partnership as amended and in effect on the date hereof, (ii) the Agreement of Limited Partnership of the Partnership as in effect on the date hereof, as certified to us by an officer of Noble Midstream GP LLC, the general partner of the Partnership (the “General Partner”), (iii) an underwriting agreement to be entered into by the Partnership and the underwriters (the “Underwriting Agreement”), (iv) certain resolutions of the Board of Directors of the General Partner, as certified to us by an officer of the General Partner, and (v) such other documents and records as we have deemed necessary and relevant for purposes hereof. We have relied upon certificates of public officials and officers of the General Partner, acting on behalf of the Partnership, as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. As to all matters of fact material to such opinion, we have relied upon representations of officers of the General Partner, acting on behalf of the Partnership.

In our examination, we have assumed and have not independently established or verified (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified, conformed, photostatic or faxed copies.

Based upon the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that

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                                     , 2015

once the Units have been paid for, issued and delivered in accordance with the terms of the Underwriting Agreement, the Units will be validly issued, and purchasers of such Units will have no obligation, solely by reason of their ownership of such Units, to make any contributions to the Partnership or any further payments for their purchase of such Units, and such purchasers will have no personal liability, solely by reason of their ownership of such Units, to creditors of the Partnership for any of its debts, liabilities or other obligations.

The foregoing opinion is based on and is limited to the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act. We express no opinion as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Validity of the Common Units” in the Registration Statement and the prospectus which forms a part thereof. In giving these consents, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued thereunder.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein, or of any subsequent changes in applicable law.

Respectfully submitted,